Exhibit 77(Q)(1)

                                    EXHIBITS

(a) Amendment to the Registrant's Agreement and Declaration of Trust changing the Registrant's name from "Pilgrim Prime Rate Trust" to "ING Prime Rate Trust" is filed herewith.